UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 23, 2008

National Atlantic Holdings Corporation
(Exact name of registrant as specified in its charter)

New Jersey	000-51127	223316586
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
4 Paragon Way Freehold, New Jersey 07728
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (732) 665-1100

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events.

On July 23, 2008, National Atlantic Holdings Corporation ("NAHC") received notice from Palisades Safety and Insurance Association ("Palisades") that the Department of Banking and Insurance for the State of New Jersey ("DOBI") had approved the Agreement and Plan of Merger dated as of March 13, 2008 and subsequently amended and restated, among Palisades, an insurance exchange organized under NJSA 17:50-1 et seq., Apollo Holdings, Inc., a New Jersey corporation wholly owned by Palisades, and NAHC, a New Jersey corporation and the merger contemplated thereby.

Receipt of regulatory approval by DOBI satisfies one of the conditions to completion of Palisades's acquisition of NAHC.  The consummation of the merger (the "Closing") remains subject to various closing conditions.  The Closing is expected to occur on July 31, 2008.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This message contains forward-looking statements, such as those including the words "expect," "will," and similar expressions, that involve risks and uncertainties that could cause actual results and events to differ materially from those anticipated, including the risk National Atlantic's business and its relationships with customers, employees or suppliers could suffer due to the uncertainty relating to the merger; that the merger with Palisades may not be consummated or may be delayed due to a failure of the conditions to close the merger to be satisfied or a failure of Palisades to close the transaction; and such other risk factors as may be included from time to time in the reports of National Atlantic filed with the SEC and posted in the Investor Relations section of National Atlantic's web site (http://www.national-atlantic.com.). The forward looking statements included in this document are made only as of the date of this document and National Atlantic does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Contact:

National Atlantic Holdings Corporation
Frank Prudente, 732-665-1145
investorrelations@national-atlantic.com

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL ATLANTIC HOLDINGS CORPORATION

Date: July 28, 2008	By:	/s/ Douglas A. Wheeler
Douglas A. Wheeler
General Counsel and Secretary